UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2016

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 10, 2016, the Public Staff (Public Staff) of the North Carolina Public Utilities Commission (NCUC) filed with the NCUC an Agreement of Stipulation and Settlement (Settlement) among Public Staff, Piedmont Natural Gas Company, Inc. (Piedmont), and Duke Energy Corporation (Duke Energy) which sets forth stipulations and conditions for approval of the proposed acquisition of Piedmont by Duke Energy.

Among the stipulations contained in the Settlement are:
• Piedmont’s North Carolina customers collectively will be credited $10 million, spread over the first two years after the acquisition, to ensure Piedmont customers benefit from Piedmont-related cost savings generated by the acquisition.
• Piedmont will withdraw its March 2016 petition with the NCUC requesting approval of deferred accounting treatment for certain distribution integrity management program expenses.
• The combined company would provide funding for annual charitable contributions totaling at least $17.5 million in North Carolina during each of the four years after the acquisition.
• The combined company would commit $7.5 million for low-income household energy assistance and community job training programs during the first year after the acquisition.
• Expenses related to the acquisition, including severance costs, would be excluded from customer bills.

The NCUC has scheduled a hearing on the proposed acquisition for July 18, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

June 13, 2016	By:	Judy Z. Mayo

Name: Judy Z. Mayo
Title: Vice President, Corporate Secretary and Deputy General Counsel